Exhibit 99.1

Contacts:                     Robert Jaffe

PondelWilkinson Inc.

(310) 279-5980

LANNETT REPORTS FISCAL 2011 FIRST QUARTER FINANCIAL RESULTS

Philadelphia, PA — November 11, 2010 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2011 first quarter ended September 30, 2010.

For the first quarter of fiscal 2011, net sales were $25.4 million, compared with $31.4 million for the first quarter of fiscal 2010.  Gross profit declined to $5.9 million from $11.5 million for the same period in the prior year.  Research and development expenses decreased to $2.0 million from $3.0 million in the fiscal 2010 first quarter.  Selling, general and administrative expenses rose to $4.6 million from $3.8 million in the same quarter of the prior year, primarily due to increased legal costs related to litigation with the FDA regarding the company’s Morphine Sulfate Oral solution product.  Operating loss was $726,000 versus operating income of $4.7 million in the fiscal 2010 first quarter.  Net loss was $404,000, or $0.02 per share, compared to net income of $2.9 million, or $0.11 per diluted share, for the prior year’s first quarter.

“As expected, sales and gross profit in the quarter were impacted by approximately $2.8 million in lost revenues resulting from the FDA’s action to force all but one competitor to cease distributing Morphine Sulfate Oral Solution, as well as pricing pressure and reduced profitability on certain key products,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “We continue to expect to receive FDA approval in the near future of our 505(b)(2) New Drug Application for Morphine Sulfate Oral Solution, with an anticipated re-launch of the drug in early calendar 2011.

“Our performance continues to be impacted by the lack of ANDA approvals due to the FDA backlog, as well as the FDA’s enforcement action regarding Morphine Sulfate, which had the additional effect of forcing us to reduce our workforce at the company’s pain management division.”

Bedrosian also said that during the quarter, the company purchased approximately 20,000 shares of Lannett common stock in open market transactions, and the FDA completed inspections of the company’s facilities in Wyoming, with only two minor 483 observations, and no observations in Philadelphia.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the 2010 fiscal first quarter ended September 30, 2010.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 28342817.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  The call will be archived and accessible at this site for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, investing in R&D to add to the company’s growing product offering and further diversify its portfolio, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

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FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	September 30,
	2010	2009

Net sales	$25,395,927	$31,434,989
Cost of sales	18,900,048	19,012,318
Amortization of intangible assets	448,667	448,667
Product royalties	143,271	439,774

Gross profit	5,903,941	11,534,230

Research and development expenses	2,042,369	3,027,841
Selling, general, and administrative expenses	4,600,681	3,763,161
Gain on sale of investments	(12,641)	—

Operating (loss) income	(726,468)	4,743,228

Other income (expense):
Foreign currency gain	2,415	—
Interest income	11,231	23,099
Interest expense	(70,844)	(70,413)
	(57,198)	(47,314)

(Loss) income before income tax (benefit) expense	(783,666)	4,695,914
Income tax (benefit) expense	(389,544)	1,827,650
Net (loss) income	(394,122)	2,868,264
Less net income attributable to noncontrolling interest	(9,439)	(10,894)

Net (loss) income attributable to Lannett Company, Inc.	$(403,561)	$2,857,370

(Loss) earnings per common share - Lannett Company, Inc.:
Basic	$(0.02)	$0.12
Diluted	$(0.02)	$0.11

Weighted average number of shares outstanding:
Basic	24,899,530	24,533,562
Diluted	24,899,530	25,054,661

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2010	June 30, 2010

ASSETS
Current Assets
Cash and cash equivalents	$17,624,554	$21,895,648
Investment securities - available for sale	212,757	604,464
Trade accounts receivable (net of allowance of $123,192 and $123,192, respectively)	31,189,099	38,324,258
Inventories, net	21,036,591	19,056,868
Interest receivable	9,371	9,631
Prepaid taxes	498,215	—
Deferred tax assets	5,133,873	5,337,391
Other current assets	2,162,319	2,506,114
Total Current Assets	77,866,779	87,734,374

Property, plant and equipment	51,882,758	50,160,114
Less accumulated depreciation	(22,293,000)	(21,531,845)
	29,589,758	28,628,269

Construction in progress	3,680,223	2,939,898
Investment securities - available for sale	183,771	183,742
Intangible assets (product rights) - net of accumulated amortization	7,326,945	7,785,298
Deferred tax assets	12,524,544	12,544,330
Other assets	138,858	147,886
Total Assets	$131,310,878	$139,963,797

LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES
Current Liabilities
Accounts payable	$15,763,468	$16,280,675
Accrued expenses	2,498,862	3,464,181
Accrued payroll and payroll related	2,486,810	6,304,465
Income taxes payable	—	1,479,658
Current portion of long-term debt	4,826,601	4,851,278
Rebates, chargebacks and returns payable	13,359,608	15,249,412
Total Current Liabilities	38,935,349	47,629,669

Long-term debt, less current portion	2,834,973	2,868,549
Unearned grant funds	500,000	500,000
Other long-term liabilities	6,558	7,864
Total Liabilities	42,276,880	51,006,082
Commitment and Contingencies	—	—

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 24,929,131 and 24,882,123 shares, respectively	24,929	24,882
Additional paid in capital	80,410,648	79,862,940
Retained earnings	9,161,071	9,564,632
Noncontrolling interest	121,421	111,982
Accumulated other comprehensive income	52,588	44,692
	89,770,657	89,609,128
Less: Treasury stock at cost - 130,118 and 110,108 shares, respectively	(736,659)	(651,413)
TOTAL SHAREHOLDERS’ EQUITY	89,033,998	88,957,715

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,310,878	$139,963,797